                                             Registration No. 333- _________

                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                 ------------------

                               INVITROGEN CORPORATION
                ----------------------------------------------------
               (Exact name of registrant as specified in its charter)

               DELAWARE                              33-0373077
      -----------------------------      ----------------------------------
     (State or other jurisdiction       (I.R.S. Employer Identification No.)
   of incorporation or organization)

                                1600 FARADAY AVENUE
                             CARLSBAD, CALIFORNIA 92008
               --------------------------------------------------
              (Address of principal executive offices)  (Zip code)

                              INVITROGEN CORPORATION
                              1995 STOCK OPTION PLAN,
                              1997 STOCK OPTION PLAN,
                           EMPLOYEE STOCK OWNERSHIP PLAN,
                         1998 EMPLOYEE STOCK PURCHASE PLAN,
                                  AND 401(k) PLAN
                   -----------------------------------------------
                              (Full title of the plan)

                                   JAMES R. GLYNN
                              CHIEF FINANCIAL OFFICER
                               Invitrogen Corporation
                                1600 Faraday Avenue
                             Carlsbad, California 92008
                   -----------------------------------------------
                      (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (760) 603-7200

     This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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
-------------------------------------------------------------------------------------------
                               CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------
   Title of                          Amount to be   Proposed     Proposed       Amount of
  securities                          registered    maximum       maximum      registration
    to be                                          offering      aggregate        fee
registered (1)                                     price per   offering price
                                                    share (2)
1995 AND 1997 STOCK OPTION PLANS

Common Stock - Outstanding             3,182,402    $    4.13   $13,143,320.26    $ 3,653.84
Par Value $0.01

Common Stock - Reserved                1,127,385    $15.03125   $16,946,005.78    $ 4,710.99
Par Value $0.01

EMPLOYEE STOCK OWNERSHIP PLAN

Common Stock                           1,195,717    $15.03125   $17,973,121.16    $ 4,996.53
Par Value $0.01

1998 EMPLOYEE STOCK PURCHASE PLAN

Common Stock                             250,000    $12.77656   $ 3,194,140.00    $   887.97
Par Value $0.01

401(K) PLAN

Common Stock                             150,000    $15.03125   $ 2,254,687.50    $   626.80
Par Value $0.01

TOTALS                                 5,905,504                $53,511,274.70    $14,877.00


(1) The securities to be registered include options and rights to acquire such common stock, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

(2) The offering price is estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares subject to outstanding but unexercised options, the price is computed on the basis of the weighted average exercise price for the options outstanding under the applicable plan. As to the remaining shares under the 1995 Stock Option Plan, the 1997 Stock Option Plan, the Employee Stock Ownership Plan and the 401(k) Plan, the price is based upon the average of the high and low prices of the common stock on March 5, 1999 as reported on the Nasdaq National Market. The 1998 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's common stock and, therefore, the price for shares issuable under this plan is based upon 85% of the average of the high and low prices of the common stock on March 5, 1999 as reported on the Nasdaq National Market.

                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Invitrogen Corporation (the "Company") are incorporated by reference in this Registration Statement:

     (a) The Company's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1998 filed with the Commission on March 1, 1999
     (registration number 333-68665).

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in
     (a) above.

     (c) The description of the Company's common stock contained in its Registration Statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


All documents subsequently filed by the Company and the Invitrogen Corporation 401(k) Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of common stock offered pursuant to this Registration Statement have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     ITEM 4.   DESCRIPTION OF SECURITIES

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

     Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

     The Company's By-laws provide for indemnification (to the full extent permitted by the Delaware General Corporation Law) of directors, officers, employees and other agents of the Company against all expenses, liability and loss (including attorney's fees, judgment, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this By-Law or any agreement with the Company) reasonably incurred or suffered by such person in connection therewith, subject to certain provisions. The Company's By-Laws also empower it to maintain directors and officers liability insurance coverage and to enter into indemnification agreements with its directors, officers, employees or agents.

     These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     Under the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement on Form S-1 (Reg. No. 333-68665), initially filed on December 10, 1998, and as amended through the date hereof, the Underwriters are obligated under certain circumstances to indemnify directors and officers of the Company against certain liabilities, including liabilities under the Securities Act.


     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

     ITEM 8.   EXHIBITS

     The undersigned registrant hereby undertakes that it will submit or has submitted the 401(k) Plan and the Employee Stock Ownership Plan and any amendments thereto to the Internal

Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans.

     ITEM 9.   UNDERTAKINGS

          (a)  RULE 415 OFFERING

          The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
          REFERENCE

          The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h)  REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF
          REGISTRATION STATEMENT   ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 8, 1999.

                                   INVITROGEN CORPORATION



                                   By: /s/ James R. Glynn
                                      --------------------------------
                                        James R. Glynn
                                        Chief Financial Officer

                                 POWER OF ATTORNEY

     Each of the undersigned officers and directors of Invitrogen Corporation, hereby constitutes and appoints James R. Glynn his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 1999.


Signature                          Title
---------                          -----

/s/ Lyle C. Turner
--------------------------
Lyle C. Turner                President, Chief Executive Officer and
                              Chairman of the Board of Directors (Principal
                              Executive Officer)

/s/ James R. Glynn
--------------------------
James R. Glynn                Chief Financial Officer (Principal Financial and
                              Accounting Officer)

/s/ Joseph M. Fernandez
--------------------------
Joseph M. Fernandez           Senior Vice President of Business Development,
                              Secretary and Director

/s/ Donald W. Grimm
--------------------------
Donald W. Grimm               Director

/s/ Kurt R. Jaggers
--------------------------
Kurt R. Jaggers               Director

/s/ Bradley G. Lorimer
--------------------------
Bradley G. Lorimer            Director

/s/ Jay M. Short
--------------------------
Jay M. Short                  Director

/s/ Lewis J. Shuster
--------------------------
Lewis J. Shuster              Director

                                     SIGNATURE

     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 8, 1999.

                                        INVITROGEN CORPORATION
                                        401(k) PLAN



                                        By: /s/ Lyle C. Turner
                                           -----------------------------
                                           Lyle C. Turner, Trustee



                                        By: /s/ Joseph M. Fernandez
                                           -----------------------------
                                           Joseph. M. Fernandez, Trustee

                                     SIGNATURE

     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 8, 1999.

                                        INVITROGEN CORPORATION
                                        EMPLOYEE STOCK OWNERSHIP PLAN


                                        By: /s/ Lyle C. Turner
                                           -----------------------------
                                           Lyle C. Turner, Trustee



                                        By: /s/ Joseph M. Fernandez
                                           -----------------------------
                                           Joseph. M. Fernandez, Trustee

                                    EXHIBIT INDEX

Ex. #  Description
-----  -----------

4.1 Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 10, 1998 (File No. 333-68665)

4.2 Amended and Restated By-Laws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 10, 1998 (File No. 333-68665)

5      Opinion re. legality

23.1   Consent of Gray Cary Ware Freidenrich LLP (included in Exhibit 5)

23.2   Consent of Arthur Andersen LLP

24 Power of Attorney (Included in signature pages to this registration statement)